EXHIBIT 10.1

AMENDMENT NO. 1
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

 This Amendment No. 1 to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into this 25th day of September, 2006, by and between Fiberstars, Inc., a California corporation (“Borrower”), and Silicon Valley Bank (“Bank”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).
Recitals

A.  Borrower and Bank have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 30, 2005 (the “Loan Agreement”), pursuant to which Bank has extended to Borrower certain advances of money.

B.  Borrower desires that Bank amend the Loan Agreement to, among other things, extend the term of the revolver loans provided therein.

C.  Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Amendment, Bank is willing to amend the Loan Agreement.

Agreement

NOW, THEREFORE, in consideration of the foregoing Recitals and intending to be legally bound, the parties hereto agree as follows:

1.  Bank’s Approval of Reincorporation/Merger.

1.1  Bank hereby approves the merger by and between Borrower and Fiberstars, Inc., a Delaware corporation (the “Co-Borrower”), and Borrower’s reincorporation in the State of Delaware.

2.  Amendments to Loan Agreement.

2.1  Section 5.4 (Access to Collateral, Books and Records). Section 5.4 is amended and restated in its entirety as follows:

5.4 Access to Collateral, Books and Records. At reasonable times, and on one (1) Business Day’s notice, Bank, or its agents, shall have the right to inspect the Collateral and the right to audit and copy Borrower’s books and records. If the Streamline Option is not in effect, such inspections and audits shall occur at least two times per year. If the Streamline Option is in effect, audits shall be limited to one per year if the Streamline Option has been in effect for that full year. Bank shall take reasonable steps to keep confidential all information obtained in any such inspection or audit, but Bank shall have the right to disclose any such information to its auditors, regulatory agencies, and attorneys, and pursuant to any subpoena or other legal process. The foregoing inspections and audits shall be at Borrower’s expense and the charge therefor shall be $750 per person per day (or such higher amount as shall represent Bank’s then current standard charge for the same), plus reasonable out-of-pocket expenses; provided that so long as no Event of Default has occurred and is continuing and Borrower requests Credit Extensions regularly. Borrower shall not be required to pay such expenses more than two times per fiscal year unless such inspections and audits are pursuant to Borrower’s request for a Credit Extension. Audits following termination of the Streamline Option shall be at Borrower’s expense. In the event Borrower and Bank schedule an inspection or audit more than ten (10) days in advance, and Borrower seeks to reschedule the inspection or audit with less than ten (10) days written notice to Bank, then (without limiting any of Bank’s rights or remedies), Borrower shall pay Bank a cancellation fee of $1,000 plus any out-of-pocket expenses incurred by Bank, to compensate Bank for the anticipated costs and expenses of the cancellation.

2.2  Section 13 (Definitions). The definition of “Borrowing Base” is amended and restated in its entirety as follows:

“Borrowing Base” means (a) 75% of Borrower’s Eligible Accounts other than‘Early Buy’ Pool and Spa Accounts, and (b) during the period from November 1, 2006 through June 15, 2007 only, 70% of Eligible ‘Early Buy’ Pool and Spa Accounts; provided, from November 1, 2006 through April 30, 2007, no more than $2,000,000, from May 1 until June 15, 2007, no more than $1,500,000, and thereafter, $0, will be advanced against such Accounts (this clause (b) being referred to as the “Pool and Spa Sublimit”).

2.3  Section 5.1 (Financial Covenants). An additional paragraph shall be added to Section 5.1 (Financial Covenants) of Section 5 of the Schedule the Loan Agreement is as follows:

(h) Bank shall have conducted a field inspection of Borrower’s Accounts within 90 days of the date first written on Amendment No. 1 to the Loan Agreement.

2.4  Section 6.1 (Maturity Date). The first paragraph of Section 6.1 (Maturity Date) of Section 4 of Schedule 1 to the Loan Agreement is hereby amended and restated as follows:

The maturity date with respect to Advances is August 13, 2007 (the “Revolving Maturity Date”).

2.5  Reincorporation. After Borrower’s reincorporation as a Delaware entity becomes effective, any and all references to “FiberStars, Inc., a California corporation,” shall be replaced with “FiberStars, Inc., a Delaware corporation.”

2.6  Exhibit A, “Form of Borrowing Base Certificate” of the Loan Agreement is hereby amended by deleting it in its entirety and replacing it with Exhibit A attached hereto.

3.  Borrower’s Representations And Warranties. Borrower represents and warrants that:

(a)  immediately upon giving effect to this Amendment (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Event of Default has occurred and is continuing;

(b)  Borrower has the corporate power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

(c)  the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to Bank on the Closing Date have been superceded by the certificate of incorporation and bylaws which have been delivered with this Amendment;

(d)  the execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized by all necessary corporate action on the part of Borrower; and

(e)  this Amendment has been duly executed and delivered by the Borrower and is the binding obligation of Borrower, enforceable against it in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

4.  Limitation. The amendments set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be a waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which Bank may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; or (b) to be a consent to any future amendment or modification or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof. Except as expressly amended hereby, the Loan Agreement shall continue in full force and effect.

5.  Effectiveness. This Amendment shall become effective upon the satisfaction of all the following conditions precedent:

5.1  Amendment. Borrower and Bank shall have duly executed and delivered this Amendment to Bank.

5.2  Payment of Bank Expenses. Borrower shall have paid all Bank Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred through the date of this Amendment.

5.3  Payment of Amendment Fee. Borrower shall have paid Bank an amendment fee equal to $25,000.

5.4  Financing Statement. A financing statement (in form satisfactory to Bank) evidencing Co-Borrower as debtor and Bank as secured party, shall be filed with the Delaware Secretary of State.

5.5  Liens Searches. Bank shall received lien searches satisfactory to Bank in the State of Delaware.

5.6  Organizational Documents. Bank shall have received a copy of Borrower’s certificate of Incorporation and bylaws and Co-Borrower’s certificate of Incorporation and bylaws.

5.7  Joinder Agreement. Bank shall have received a copy of a Joinder Agreement executed by Fiberstars, Inc., a Delaware corporation, as Co-Borrower to the Loan Agreement.

5.8  Merger Approval. The merger in Section 1.1. will be in form and substance satisfactory to Bank, and upon Bank’s request Borrower shall provide any documents or agreements related thereto.

6.  Condition Precedent to Advance. Bank shall have completed an audit prior to the first Advance after the date hereof.

7.  Counterparts. This Amendment may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Amendment.

8.  Integration. This Amendment and any documents executed in connection herewith or pursuant hereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Amendment; except that any financing statements or other agreements or instruments filed by Bank with respect to Borrower shall remain in full force and effect.

9.  Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICT OF LAW.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the date first written above.

Borrower:	Fiberstars, Inc., a Delaware corporation

By:/s/Robert A. Connors
Printed Name: Robert A. Connors
Title: CFO

Bank:	Silicon Valley Bank

By:/s/John Kinzer
Printed Name: John Kinzer
Title: Relationship Manager

Exhibit A

FORM OF BORROWING BASE CERTIFICATE
Borrower:	FIBERSTARS, INC. 44259 Nobel Drive Fremont, California 94538	Bank:	SILICON VALLEY BANK 3003 Tasman Drive Santa Clara, CA 95054

Commitment Amount: $5,000,000

ACCOUNTS RECEIVABLE
1.	Accounts Receivable Book Value as of ____________	$ ________
2.	Additions (please explain on reverse)	$ ________
3.	TOTAL ACCOUNTS RECEIVABLE	$ ________

ACCOUNTS RECEIVABLE DEDUCTIONS (without duplication)
4.	Accounts over 90 days due	$ ________
5.	Accounts representing progress billings or fulfillment or requirements contracts	$ ________
6.	Accounts subject to contingencies	$ ________
7.	Disputed accounts (unless Bank verifies otherwise)	$ ________
8.	Intercompany/Employee Accounts	$ ________
9.	Accounts owing from Account Debtors subject to insolvency proceeding or whose financial condition is not acceptable to Bank	$ ________
10.	Governmental Accounts	$ ________
11.	Contra Accounts	$ ________
12.	Balance of 50% over 90 day accounts	$ ________
13.	Concentration Limits (25%)	$ ________
14.	Foreign Accounts	$ ________
15.	Accounts with selling terms greater than 90 days except for Eligible ‘Early Buy’ Pool and Spa Accounts (when applicable)	$ ________
16.	Other (please explain on reverse)	$ ________
17.	TOTAL ACCOUNTS RECEIVABLE DEDUCTIONS	$ ________
18.	Eligible Accounts (#3 minus #17)	$ ________
19.	LOAN VALUE OF ACCOUNTS (75% of #18)	$ ________
20.	Eligible ‘Early Buy’ Pool and Spa Accounts, but not more than $2,000,000 from 11/1/06 through 4/30/07, $1,500,000 from 5/1/07 until 6/15/07. $0 thereafter	$ ________
21.	LOAN VALUE OF ACCOUNTS (70% of #20)	$ ________
22.	TOTAL LOAN VALUE OF ACCOUNTS (#19 + #21)	$ ________

REVOLVING LINE AVAILABILITY

23.	Maximum Loan Amount	$5,000,000
24.	Total Funds Availability Calculation (lesser of $5,000,000 or #22)	$ ________
25.	Present balance owing on Revolving Line	$ ________
26.	Amounts outstanding under sublimits (LC, FX and Cash Management)	$ ________
27.	RESERVE POSITION (#24 minus the sum of #25 and #26)	$ ________

The undersigned represents and warrants that this is true, complete and correct, and that the information in this Borrowing Base Certificate complies with the representations and warranties in the Amended and Restated Loan and Security Agreement between the undersigned and Silicon Valley Bank.

COMMENTS:
BANK USE ONLY Rec’d By: ______
Auth. Signer

Date: __________
FIBERSTARS, INC.
Verified: _______
By: ____________________________	Auth. Signer
Authorized Signer
Date: _________